Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 333-129021) pertaining to the Incentive Stock Compensation Plan of Nexity Financial Corporation of our report dated March 14, 2007, with a dual date of September 17, 2007 for Note 22, with respect to the consolidated financial statements of Nexity Financial Corporation included in the amended Annual Report (Form 10-K/A, Amendment No. 3) for the year ended December 31, 2006.

/s/ Mauldin & Jenkins LLC

Birmingham, Alabama

September 26, 2007